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                                                                  Exhibit 16.1

March 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


     We have read the statements contained under the caption "Change in Independent Registered Public Accounting Firm" in EpiCept Corporation's Amendment No. 2 to the Registration Statement on Form S-1 and are in agreement with the statements contained in the first, third, and fourth paragraphs. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ Ernst & Young LLP
Metro Park, New Jersey